UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, David C. Novak was appointed to Comcast Corporation’s Board of Directors. The Board has determined that Mr. Novak is independent in accordance with applicable NASDAQ Global Select Market rules and Comcast’s corporate governance guidelines. Mr. Novak is the founder of OGO Enterprises, LLC, a company whose mission is to inspire people through personal recognitions that deepen relationships. Prior to that, Mr. Novak was the Chief Executive Officer of YUM! Brands, Inc. from January 2000 until December 2014, and was the Chairman of its Board of Directors from January 2001 until December 2014 and the Executive Chairman of its Board from January 2015 until May 2016.

Mr. Novak will receive compensation in accordance with Comcast’s 2002 Non-Employee Director Compensation Plan, as further described in Comcast’s proxy statement filed on April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 7, 2016	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary